UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 13, 2015

Radian Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania		19103
(Address of Principal Executive Offices)		(Zip Code)

(215) 231 - 1000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.        Submission of Matters to a Vote of Security Holders.

At the Company’s 2015 Annual Meeting of Stockholders held on May 13, 2015, the following proposals were submitted to a vote of the Company’s stockholders, with the voting results indicated below:

(1)	Election of ten directors for a term of one year each, to serve until their successors have been duly elected and have qualified or until their earlier removal or resignation:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

Herbert Wender	150,934,628	2,593,686	39,703	18,423,575

David C. Carney	150,807,583	2,681,290	79,144	18,423,575

Howard B. Culang	150,974,487	2,549,553	43,977	18,423,575

Lisa W. Hess	151,464,201	2,060,317	43,499	18,423,575

Stephen T. Hopkins	152,782,565	739,187	46,265	18,423,575

Sanford A. Ibrahim	153,032,259	498,694	37,064	18,423,575

Brian D. Montgomery	150,631,106	2,861,166	75,745	18,423,575

Gaetano Muzio	151,515,827	1,998,934	53,256	18,423,575

Gregory V. Serio	151,612,186	1,889,466	66,365	18,423,575

Noel J. Spiegel	153,224,851	300,638	42,528	18,423,575

(2)	Approval, by an advisory, non-binding vote, of the overall compensation of the Company's named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
150,230,239	3,262,904	74,874	18,423,575

(3)	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015:

FOR	AGAINST	ABSTAIN
171,225,166	647,566	118,860

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: May 14, 2015	By:	./s/ Edward J. Hoffman
Edward J. Hoffman
General Counsel and Corporate Secretary